SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (date of earliest event reported):

                                 August 23, 2000

                                EFTC CORPORATION
                          (Exact Name of Registrant as
                              Specified in Charter)

                                    0-23332
                              (Commission File No.)

                                   84-0854616
                                  (IRS Employer
                               Identification No.)

                                    Colorado
                          (State or Other Jurisdiction
                                of Incorporation)


                          9351 Grant Street, 6th Floor
                             Denver, Colorado 80229
                              (Address of Principal
                               Executive Offices)


                                 (303) 451-8200
                             (Registrant's telephone
                          number, including area code)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         (a) The following summarizes the transactions by which Thayer-BLUM Funding, L.L.C., a Delaware limited liability company ("Purchaser"), acquired control of EFTC Corporation, a Colorado corporation ("EFTC" or "Registrant"). Purchaser was formed by affiliates of Thayer Capital Partners, based in Washington, D.C. ("Thayer"), and BLUM Capital Partners, based in San Francisco, California ("BLUM"). Thayer manages two private equity funds with more than $1.2 billion under management. Thayer focuses on buyouts and growth equity investments in four primary industries: information technology and services, electronics and outsourced manufacturing, travel and leisure services and outsourced business services. BLUM is a private equity and strategic block investment firm, which manages in excess of $3 billion in capital both domestically and internationally. Purchaser acquired control of EFTC by investing $90,500,000 in EFTC securities, which Purchaser reported as having come from Purchaser's working capital.

         On March 30, 2000, Purchaser and EFTC entered into a Securities Purchase Agreement, (as amended on July 12, 2000, the "Purchase Agreement"), pursuant to which, among other things, Purchaser invested $54,000,000 to purchase EFTC's Senior Subordinated Exchangeable Notes (the "March Notes"). On July 14, 2000, Purchaser invested an additional $14,000,000 to purchase EFTC's Senior Subordinated Notes (the "July Notes").

         Pursuant to the terms of the Purchase Agreement, a tender offer was commenced on July 20, 2000 ("Tender Offer") for the purchase by Purchaser of up to a maximum 5,625,000 shares of common stock of EFTC, par value $.01 per share ("Common Stock"), at a price of $4.00 per share. The Tender Offer closed on August 22, 2000, and Purchaser accepted for purchase the maximum 5,625,000 shares of Common Stock on August 23, 2000.

         On August 22, 2000, the shareholders of EFTC voted to approve (i) the exchange of the March Notes for EFTC's Senior Subordinated Convertible Notes, and (ii) the exchange of the July Notes for EFTC's Series B Convertible Stock. On August 23, 2000 the March Notes were exchanged for EFTC's Senior Subordinated Convertible Notes in aggregate principal amount of $57,284,850 (the "Convertible Note"), and the July Notes were exchanged for 14,233.333 shares of EFTC's Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock is entitled to vote with the Common Stock on an as converted basis (7,907,407 votes as of August 23, 2000). As a result, as of August 23, 2000, Purchaser held 5,625,000 shares of Common Stock and 14,233.333 shares of Series B Convertible Preferred Stock, which together entitle Purchaser to 13,532,407 votes representing 57.7% of the total number of votes outstanding. Additionally, the Convertible Note is convertible into 22,203,430 shares of Common Stock. If the Convertible Note is converted, Purchaser will be entitled to a total of 35,735,837 votes, representing 78.3% of the total number of votes then outstanding. Pursuant to the terms of the Purchase Agreement, Purchaser also has the right to designate a majority of the members of EFTC's Board of Directors. Effective August 23, 2000, EFTC's Board of Directors appointed as Class II directors Jose S. Medeiros and Douglas P. McCormick, who were designated to serve as such by Purchaser. Purchaser had previously designated Jeffrey W. Goettman and John C. Walker to serve as Class III directors; Messrs. Goettman and Walker were so elected on March 30, 2000.

         (b) There are no other arrangements known to the Registrant, the operation of which may at a subsequent date result in a change in control of the Registrant.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS

(a) - (b)  Not applicable.

(c)      Exhibits.

Exhibit 2.1 Securities Purchase Agreement, dated as of March 30, 2000 and as amended on July 12, 2000, by and between EFTC and Purchaser (incorporated by reference to Appendix II to EFTC's Proxy Statement on Schedule 14A filed with the Commission on July 19, 2000).

Exhibit 2.2 Senior Subordinated Exchangeable Note, dated March 30, 2000 (incorporated by reference to Exhibit 4.3 to EFTC's Form 10-K for the year ended December 31, 1999).

Exhibit 2.3 Allonge to Exchangeable Note, dated July 14, 2000 (incorporated by reference to Exhibit 5.2 to EFTC's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Commission on July 19, 2000).

Exhibit 2.4 Senior Subordinated Exchangeable Note, dated July 14, 2000 (incorporated by reference to Exhibit 4.2 to EFTC's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000).

Exhibit 2.5       Form of Convertible Note (attached as Exhibit A to Exhibit
                  2.3).

Exhibit 2.6 Form of Articles of Amendment to the Articles ofIncorporation of EFTC setting forth the terms of EFTC's Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.4 to EFTC's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000).


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 6, 2000


                                               EFTC CORPORATION



                                               By:     /s/  James A. Doran
                                               Name:   James A. Doran
                                               Title:  Treasurer